UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2009

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On March 11, 2009, during an open trading window under the registrant’s trading policy, New Frontier Media, Inc. purchased through one broker in an unsolicited single block trade 541,312 shares of its common stock for a cash purchase price of $1.30 per share, or an aggregate purchase price for all of the shares of approximately $700,000.  The acquisition was funded with available cash.  This acquisition follows the registrant’s previous announcement that it would continue to evaluate and capitalize on methods to enhance shareholder value, whether in the form of cash dividends, share buybacks, strategic transactions or otherwise.  Similar to the repurchase announced in November 2008, this acquisition, which was approved by the registrant’s board of directors including all of its independent directors, reflects the registrant’s ability to respond rapidly to changing market opportunities and to effect accretive transactions when presented because of the registrant’s strong balance sheet.  The shares repurchased represented approximately 2.7% of the registrant’s total outstanding shares of common stock as of such date, and the purchase was effected in a manner intended to comply with the safe harbor provided by Rule 10b-18 under the Securities Exchange Act of 1934 and to minimize the impact on the market for the registrant’s securities. The registrant’s shares continue to be listed on the Nasdaq Stock Market under the ticker symbol “NOOF”.

While the registrant is under no obligation and currently has no plans to effect any further repurchases, it may seek to make additional repurchases from time to time as market conditions warrant, through open market purchases, negotiated transactions, or in such other manner as may be deemed appropriate by the registrant and its board of directors. The registrant will also continue to evaluate other available methods to enhance shareholder value, whether in the form of cash dividends, strategic transactions or otherwise.  In accordance with Colorado law, the shares of common stock repurchased as discussed in this current report have been returned to the status of authorized but unissued shares of the registrant’s common stock.

Cautionary Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “continues”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made in this report are made as of the date hereof, and the registrant assumes no obligation to update the forward-looking statements included in this report whether as a result of new information, future events, or otherwise. Please refer to the registrant’s most recent Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission for additional information regarding risks and uncertainties, including those highlighted in the risk factors included from time to time in such reports.  Copies of these reports are available through the SEC’s electronic data gathering analysis and retrieval (EDGAR) system at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2009	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
Name: Marc Callipari
Title: General Counsel